UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 12, 2007

CUTTER & BUCK INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2007, Cutter & Buck Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Wave Group AB (Publ), a corporation organized under the laws of Sweden (“New Wave”) and Newport Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of New Wave formed for the purpose of entering into the transaction (“Newport”).  Under the terms of the Merger Agreement, Newport would merge with and into the Company, with the Company being the surviving corporation of the merger (the “Merger”).  The Board of Directors of the Company unanimously approved the Merger Agreement and the transactions contemplated thereby, and has recommended that the Merger Agreement be submitted to the Company’s shareholders for approval.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock that is issued and outstanding immediately prior to the Effective Time will be converted into and represent the right to receive an amount of cash, without interest, equal to $14.38.  In addition, each option to purchase the Company’s common stock which is outstanding immediately prior to the Effective Time will immediately vest (to the extent not already vested) and be canceled in exchange for a right to receive a cash payment equal to: (x) $14.38 less the exercise price for such option; multiplied by (y) the number of shares of Company common stock for which such option is exercisable.  Options to purchase Company common stock which bear a per-share exercise price in excess of $14.38 will, at the Effective Time, be canceled without payment.

In addition to certain other covenants, the Company has agreed pursuant to the Merger Agreement that, subject to certain exceptions with respect to an unsolicited superior acquisition proposal, the Company will not, from the date of the Merger Agreement until the earlier of the closing of the Merger or the termination of the Merger Agreement in accordance with its terms, (i) initiate, solicit or knowingly encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any alternative transaction to the Merger; (ii) enter into discussions or negotiate with any person in furtherance of such inquiries or to obtain a proposal with respect to an alternative transaction; or (iii) enter into an agreement with respect to an alternative transaction, in each case except to the extent specifically permitted by the Merger Agreement.  The Company has also agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the solicitation of proxies from Company shareholders for adoption of the Merger Agreement and to convene and hold a special meeting of the Company’s shareholders to consider adoption of the Merger Agreement.

The consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including, but not limited to, adoption of the Merger Agreement by the Company’s shareholders, there being no material adverse change with respect to the Company, the expiration or termination of the applicable waiting period with respect to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the lack of any judgment, injunction, order or other legal prohibition entered or issued by any governmental authority which enjoins the consummation of the Merger and other customary closing conditions.  The Merger Agreement may be terminated by either the Company or New Wave under certain circumstances, including, but not limited to if: (i) the Merger is not consummated by July 31, 2007; (ii) the Merger Agreement shall not have been adopted by the shareholders of the Company in accordance with the Merger Agreement; and (iii) subject to certain conditions set forth in the Merger Agreement, the Company’s Board of Directors changes its recommendation to Company shareholders to vote in favor of adopting the Merger Agreement as a result of the Company’s receipt of an unsolicited alternative transaction proposal that the Board of Directors of the Company determines is more favorable to the Company’s shareholders from a financial point of view than the terms of the Merger Agreement and is reasonably likely to be consummated on the terms proposed (a “Change of Recommendation”).  If the Merger Agreement is terminated under certain circumstances, including termination of the Merger Agreement by either the Company or New Wave upon a Change of Recommendation, subject to the terms and conditions of the Merger Agreement, the Company will be required to pay New Wave a termination fee of $4,000,000.  No assurances can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions contemplated thereby ultimately will be consummated.  The closing of the Merger is expected to occur in the first quarter of the Company’s fiscal year ending April 30, 2008.

In connection with the execution of the Merger Agreement, New Wave entered into Voting Agreements dated as of April 12, 2007 (“Voting Agreements”) with Douglas G. Southern, Ernest R. Johnson, Larry C. Mounger, James C. Towne, Thomas F. O’Riordan, Whitney R. Tilson and Henry L. “Skip” Kotkins, Jr., representing all of the members of the Company’s Board of Directors, and Voting Agreements with Michael Gats, Kaia Akre, Julie Snow, Jon Runkel and a Voting Agreement dated as of April 13, 2007 with Brian Thompson, representing the Company’s senior management group (collectively, the foregoing individuals are referred to as the “Voting Signatories”).  As of the date of the Voting Agreements, the Voting Signatories were beneficial owners of an aggregate of 2.68% of the Company’s outstanding common stock.  Pursuant to the terms of the Voting Agreements, the Voting Signatories have agreed, among other things: (a) not to sell or otherwise transfer shares of Company common stock owned by such shareholders as of the date of the Voting Agreement or acquired subsequent thereto to any third party; (b) to vote all shares of the Company’s common stock owned by them in favor of adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger (and against any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement); and (c) not to solicit, initiate, support or knowingly encourage any inquiry or proposal from any person regarding any alternative transaction to the Merger.  In addition, each Voting Signatory has granted to the officers of New Wave an irrevocable proxy to vote its shares of Company common stock at every meeting of the shareholders of the Company, and with respect to every written consent of the Company shareholders in lieu of any such meeting, as described above.

The foregoing descriptions of the Merger Agreement and the Voting Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms of the Merger Agreement and the Voting Agreements, which are attached hereto as Exhibits 2.1 and 10.1 – 10.12, respectively, and each of which is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On April 12, 2007, Cutter & Buck issued a press release announcing the execution of the Agreement and Plan of Merger, dated April 12, 2007, between the Company, New Wave Group AB (Publ) (“New Wave”) and Newport Acquisition Corporation (“Newport”), pursuant to which Newport will merge with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of New Wave.  A copy of the press release is attached hereto as Exhibit 99.1.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and reflect the Company’s judgment and involve risks and uncertainties as of the date hereof.  These statements include those related to the transactions contemplated by the Merger Agreement, including the pending Merger.  Actual events or results may differ from the Company’s current expectations, judgments and beliefs.  For example, there can be no assurance that the Merger will close as contemplated.

Additional information concerning these or other risk factors affecting the Company’s business can be found in the Company’s filings with the SEC, available via the Company’s website at www.cutterbuck.com.  Cutter & Buck disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, except as required by law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has agreed to file a proxy statement in connection with the proposed Merger.  The proxy statement will be mailed to the shareholders of the Company.  Security holders and the Company’s shareholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger.  Investors and the Company’s shareholders may obtain free copies of these documents when they become available and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov.  In addition, security holders and the Company’s shareholders may obtain free copies of the documents filed with the SEC by going to the Company’s corporate website at www.cutterbuck.com or by contacting:  Cutter & Buck Inc., 701 North 34th Street, Suite 400, Seattle, Washington 98103, Attn: Investor Relations.

New Wave and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  A description of any interests that the Company’s officers and directors have in the proposed Merger will be available in the proxy statement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006, which is on file with the SEC.  This document is available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s corporate website at www.cutterbuck.com.  Information regarding New Wave’s directors and executive officers is available free of charge by going to New Wave’s corporate website at www.nwg.se.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated April 12, 2007, among Cutter & Buck Inc., New Wave Group AB (Publ) and Newport Acquisition Corporation*
10.1	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Kaia Akre.
10.2	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Michael Gats.
10.3	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Ernest R. Johnson.

10.4	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Henry L. “Skip” Kotkins, Jr
10.5	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Larry C. Mounger.
10.6	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Thomas F. O’Riordan.
10.7	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Jon Runkel.
10.8	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Julie Snow.
10.9	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Douglas G. Southern.
10.10	Voting Agreement dated April 13, 2007 between New Wave Group AB (Publ) and Brian Thompson.
10.11	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ), Whitney R. Tilson, T2 Accredited Fund LP and Tilson Offshore Fund, LTD.
10.12	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Jim C. Towne.
99.1

Press Release dated April 12, 2007, announcing the execution of the Agreement and Plan of Merger between Cutter & Buck Inc., New Wave Group AB (Publ) and Newport Acquisition Corporation, dated April 12, 2007.

*  Schedules to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

	By:	/s/ Ernest R. Johnson
Ernest R. Johnson
Chief Executive Officer

Dated: April 13, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated April 12, 2007, among Cutter & Buck Inc., New Wave Group AB (Publ) and Newport Acquisition Corporation*
10.1	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Kaia Akre.
10.2	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Michael Gats.
10.3	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Ernest R. Johnson.
10.4	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Henry L. “Skip” Kotkins, Jr
10.5	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Larry C. Mounger.
10.6	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Thomas F. O’Riordan.
10.7	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Jon Runkel.
10.8	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Julie Snow.
10.9	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Douglas G. Southern.
10.10	Voting Agreement dated April 13, 2007 between New Wave Group AB (Publ) and Brian Thompson.
10.11	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ), Whitney R. Tilson, T2 Accredited Fund LP and Tilson Offshore Fund, LTD.
10.12	Voting Agreement dated April 12, 2007 between New Wave Group AB (Publ) and Jim C. Towne.
99.1

Press Release dated April 12, 2007, announcing the execution of the Agreement and Plan of Merger between Cutter & Buck Inc., New Wave Group AB (Publ) and Newport Acquisition Corporation, dated April 12, 2007.

*  Schedules to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.